Contract Data

RiverSource Structured SolutionsSM annuity

Contract Number:	9925-0000000	Contract Date:	August 16, 2021
Contract Type:	Nonqualified	Application Date:	August 16, 2021
Annuitant:	John Doe	Annuitization Start Date:	August 16, 2081
Owner:	John Doe	Owner’s Age on Contract Date:	35

Application Signed State:	MN

State Insurance Department:	800.000.0000

Purchase Payments

Initial Purchase Payment:    $100,000.00

Maximum Purchase Payments per Contract Year
	Attained Age 85 and under	Attained Age 86 through Attained Age 90	Attained Age 91 and older
First 90 Days after the Contract Date	$1,000,000	$100,000	$0
90 Days after the Contract Date through 1st contract year	$0	$0	$0
2nd contract year through 5th contract year	$0	$0	$0
Each contract year thereafter	$0	$0	$0
Maximum Total Purchase Payments per Owner*
Total per Owner	$1,000,000	$100,000	$100,000

Minimum Additional Purchase Payment:	$50
Fixed and Interim Accounts
Fixed Account Initial Election Percentage:	50.00%
Fixed Account Initial Interest Rate:	1.00%
Interim Account Initial Interest Rate:	1.00%
Guaranteed Minimum Interest Rate:	1.00%

Initial Indexed Account Elections

Initial Election Percentage	Indexed Account Name	Initial Cap	Initial Upside Participation Rate	Initial Contingent Yield	Initial Annual Fee
10.00%	MSCI EAFE 3-YEAR WITH ANNUAL FEE AND -15% BUFFER	No Cap	100%**	N/A	1.00%
10.00%	S&P 500 1-YEAR WITH -10% FLOOR	9.00%	100%	N/A	N/A
10.00%	S&P 500 1-YEAR WITH CONTINGENT YIELD AND -10% BUFFER	N/A	N/A	6.00%	N/A
20.00%	S&P 500 1-YEAR WITH CONTINGENT YIELD AND -25% TRIGGER	N/A	N/A	5.00%	N/A

*	See the Purchase Payments provision.
**	Upside Participation Rate does not vary and is 100% for all years.

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Contract Data - Continued

Contract Number:	9925-0000000	Contract Date:	August 16, 2021

Initial Indexed Account Options

Indexed Account Name	Minimum Cap	Minimum Upside Participation Rate	Minimum Contingent Yield	Maximum Annual Fee
ISHARES U.S. REAL ESTATE ETF 1-YEAR WITH -10% BUFFER	2.00%	100%	N/A	N/A
ISHARES U.S. REAL ESTATE ETF 2-YEAR WITH -10% BUFFER	4.00%	100%	N/A	N/A
MSCI EAFE 1-YEAR WITH -10% BUFFER	2.00%	100%	N/A	N/A
MSCI EAFE 1-YEAR WITH -10% FLOOR	2.00%	100%	N/A	N/A
MSCI EAFE 1-YEAR WITH ANNUAL FEE AND -10% BUFFER	2.00%	N/A **	N/A	8.00%
MSCI EAFE 1-YEAR WITH ENHANCED UPSIDE PARTICIPATION AND -10% BUFFER	2.00%	100%	N/A	N/A
MSCI EAFE 2-YEAR WITH -10% BUFFER	4.00%	100%	N/A	N/A
MSCI EAFE 3-YEAR WITH -10% BUFFER	6.00%	100%	N/A	N/A
MSCI EAFE 3-YEAR WITH -15% BUFFER	6.00%	100%	N/A	N/A
MSCI EAFE 3-YEAR WITH ANNUAL FEE AND -15% BUFFER	6.00%	N/A **	N/A	8.00%
MSCI EAFE 3-YEAR WITH ANNUAL LOCK AND -10% BUFFER	2.00%	N/A **	N/A	N/A
MSCI EAFE 3-YEAR WITH ENHANCED UPSIDE PARTICIPATION AND -10% BUFFER	6.00%	100%	N/A	N/A
MSCI EAFE 6-YEAR WITH -10% BUFFER	8.00%	100%	N/A	N/A
MSCI EAFE 6-YEAR WITH -15% BUFFER	8.00%	100%	N/A	N/A
MSCI EAFE 6-YEAR WITH -25% BUFFER	8.00%	100%	N/A	N/A
MSCI EAFE 6-YEAR WITH ANNUAL LOCK AND -10% BUFFER	2.00%	N/A **	N/A	N/A
MSCI EAFE 6-YEAR WITH ENHANCED UPSIDE PARTICIPATION AND -10% BUFFER	8.00%	100%	N/A	N/A
MSCI EMERGING MARKETS 1-YEAR WITH -10% BUFFER	2.00%	100%	N/A	N/A
MSCI EMERGING MARKETS 2-YEAR WITH -10% BUFFER	4.00%	100%	N/A	N/A
NASDAQ 100 1-YEAR WITH -10% BUFFER	2.00%	100%	N/A	N/A
NASDAQ 100 2-YEAR WITH -10% BUFFER	4.00%	100%	N/A	N/A
RUSSELL 2000 1-YEAR WITH -10% BUFFER	2.00%	100%	N/A	N/A
RUSSELL 2000 2-YEAR WITH -10% BUFFER	4.00%	100%	N/A	N/A
RUSSELL 2000 3-YEAR WITH -10% BUFFER	6.00%	100%	N/A	N/A
RUSSELL 2000 3-YEAR WITH -15% BUFFER	6.00%	100%	N/A	N/A
RUSSELL 2000 3-YEAR WITH ANNUAL LOCK AND -10% BUFFER	2.00%	N/A **	N/A	N/A
RUSSELL 2000 6-YEAR WITH -10% BUFFER	8.00%	100%	N/A	N/A
RUSSELL 2000 6-YEAR WITH -15% BUFFER	8.00%	100%	N/A	N/A
RUSSELL 2000 6-YEAR WITH -25% BUFFER	8.00%	100%	N/A	N/A
RUSSELL 2000 6-YEAR WITH ANNUAL LOCK AND -10% BUFFER	2.00%	N/A **	N/A	N/A
S&P 500 1-YEAR WITH -10% BUFFER	2.00%	100%	N/A	N/A
S&P 500 1-YEAR WITH -10% FLOOR	2.00%	100%	N/A	N/A
S&P 500 1-YEAR WITH ANNUAL FEE AND -10% BUFFER	2.00%	N/A **	N/A	8.00%
S&P 500 1-YEAR WITH ENHANCED UPSIDE PARTICIPATION AND -10% BUFFER	2.00%	100%	N/A	N/A
S&P 500 2-YEAR WITH -10% BUFFER	4.00%	100%	N/A	N/A
S&P 500 3-YEAR WITH -10% BUFFER	6.00%	100%	N/A	N/A
S&P 500 3-YEAR WITH -15% BUFFER	6.00%	100%	N/A	N/A
S&P 500 3-YEAR WITH ANNUAL FEE AND -15% BUFFER	6.00%	N/A **	N/A	8.00%
S&P 500 3-YEAR WITH ANNUAL LOCK AND -10% BUFFER	2.00%	N/A **	N/A	N/A
S&P 500 3-YEAR WITH ENHANCED UPSIDE PARTICIPATION AND -10% BUFFER	6.00%	100%	N/A	N/A

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Contract Data - Continued

Contract Number:	9925-0000000	Contract Date:	August 16, 2021

Indexed Account Name	Minimum Cap	Minimum Upside Participation Rate	Minimum Contingent Yield	Maximum Annual Fee
S&P 500 6-YEAR WITH -10% BUFFER	8.00%	100%	N/A	N/A
S&P 500 6-YEAR WITH -15% BUFFER	8.00%	100%	N/A	N/A
S&P 500 6-YEAR WITH -25% BUFFER	8.00%	100%	N/A	N/A
S&P 500 6-YEAR WITH ANNUAL LOCK AND -10% BUFFER	2.00%	N/A **	N/A	N/A
S&P 500 6-YEAR WITH ENHANCED UPSIDE PARTICIPATION AND -10% BUFFER	8.00%	100%	N/A	N/A
S&P 500 1-YEAR WITH CONTINGENT YIELD AND -10% BUFFER	N/A	N/A	1.00%	N/A
S&P 500 1-YEAR WITH CONTINGENT YIELD AND -25% TRIGGER	N/A	N/A	1.00%	N/A
S&P 500 / RUSSELL 2000 1-YEAR WITH CONTINGENT YIELD AND -10% BUFFER	N/A	N/A	1.00%	N/A
S&P 500 / RUSSELL 2000 1-YEAR WITH CONTINGENT YIELD AND -25% TRIGGER	N/A	N/A	1.00%	N/A

**	Upside Participation Rate does not vary and is 100% for all years.

iShares U.S. Real Estate ETF, MSCI EAFE, MSCI Emerging Markets, Nasdaq-100, Russell 2000 and S&P 500 Index rates of return used in the calculation methods do not include reinvestment of dividends from underlying companies.

Interest Rates, Caps, Upside Participation Rates, Annual Fees and Contingent Yields are not guaranteed and can be changed by Us, subject to the Renewal Interest Rates, Caps, Upside Participation Rates and Annual Fees and Renewal Contingent Yields provisions.

Transfer Window:            30 Day period ending on the Contract Anniversary

See the Transfer of Contract Value provision.

Fixed Account Initial Purchase Payment and Transfer Limits:

1.	The percentage of the initial purchase payment which may be allocated to the Fixed Account is limited to 100%.

2.	Transfers to the Fixed Account are limited to the amount which results in the Fixed Account Contract Value (after the transfer) being no more than 100% of the total Contract Value.

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Contract Data - Continued

Contract Number:	9925-0000000	Contract Date:	August 16, 2021

Surrenders

Schedule of Surrender Charges:	6 years

If You surrender all or a portion of this contract, a surrender charge may apply.

Contract Year	Surrender Charge Percentage Applied to Purchase Payments
1	8%
2	7%
3	6%
4	5%
5	4%
6	3%
7+	0%

Free Amount Percentage:	10%
See Surrender Charge provision.

Hospitalization/Nursing Home Waiver Age:	75
See Waiver of Surrender Charges upon Hospital or Nursing Home Confinement provision.

Terminal Illness Waiver Age:	90
See Waiver of Surrender Charges upon Terminal Illness Diagnosis provision.

Return of Purchase Payment (ROPP) Age:	80
See Payments to Beneficiaries provision.

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Contract Data - Continued

Contract Number:	9925-0000000	Contract Date:	August 16, 2021

iShares U.S. Real Estate ETF

The iShares U.S. Real Estate ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to RiverSource Life Insurance Company (“RiverSource Life”) for certain purposes. RiverSource Life’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by RiverSource Life or any member of the public regarding the advisability of purchasing any product or service offered by RiverSource Life. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any product or service offered by RiverSource Life.

MSCI EAFE Index and MSCI Emerging Markets Index

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY RIVERSOURCE LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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Contract Data - Continued

Contract Number:	9925-0000000	Contract Date:	August 16, 2021

Nasdaq-100 Index

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to RiverSource Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq-100 Index® and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Russell 2000 Index

This annuity product (the “Product”) has been developed solely by RiverSource Life Insurance Company. The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® Index (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell 2000® is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by RiverSource Life Insurance Company.

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Contract Data - Continued

Contract Number:	9925-0000000	Contract Date:	August 16, 2021

S&P 500 Index

The S&P 500 Index (the “Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by RiverSource Life Insurance Company (“RiverSource Life”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by RiverSource Life. It is not possible to invest directly in an index. RiverSource Life’s indexed products (the “Products”) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or the Products particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to RiverSource Life with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to RiverSource Life or the Products. S&P Dow Jones Indices has no obligation to take the needs of RiverSource Life or the owners of the Products into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Products or the timing of the issuance or sale of the Products or in the determination or calculation of the equation by which the Products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Products. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY RIVERSOURCE LIFE, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND RIVERSOURCE LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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